Date:	October 18, 2007
For Release:	Immediate
Contact:	Investor Contact:
Gary J. Morgan, Senior Vice President of Finance, CFO
215-723-6751, gmorgan@met-pro.com

Met-Pro Corporation Announces
8.6% Cash Dividend Increase and Four-for-Three Stock Split

Harleysville, PA, October 18– Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE:MPR), announced today that the Company’s Board of Directors, at their meeting on October 17, 2007, authorized an 8.6% cash dividend increase and also approved a four-for-three stock split which will be paid on November 14, 2007 to shareholders of record on November 1, 2007. The increased quarterly dividend is payable December 10, 2007 to shareholders of record at the close of business on November 26, 2007.

Beginning with the December 10, 2007 payment, Met-Pro’s quarterly dividend will be $0.055 per share, an 8.6% increase, on the increased number of shares resulting from the stock split, or $0.22 per share on an annualized basis. On a pre-split basis, the quarterly dividend will increase to $0.0733 per share from $0.0675 per share ($0.2932 per share versus $0.2700 on an annualized basis).

This is the thirty-third consecutive year that Met-Pro has paid either a cash or stock dividend.

“We are very pleased with our record high first half results,” said De Hont. “The strategic measures we have taken to improve our sales and marketing organization and increase our profitability have not only positively impacted our first half results, but should positively impact our future results as well. Our strong backlog and steady quotation activity allow us to remain optimistic regarding our prospects for the third quarter and the full fiscal year. We are executing our strategic plan and remain committed to creating long-term sustainable value and growth for our shareholders. With these things in mind, we believe that this is a good time to reward our loyal shareholders for their confidence in our Company by increasing our dividend payment. We believe the stock split will improve the liquidity of our stock, help broaden the stock’s distribution, and also make it more attractive to investors.”

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized as one of America’s “200 Best Small Companies” by Forbes magazine, and as one of America’s “Top Publicly-Held Manufacturers” by Start-It magazine. Through its business units, in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services are offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; and filtration and purification technologies including proprietary water treatment chemicals and filter products. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s Web site at www.met-pro.com.